EXHIBIT 21

List of Subsidiaries of the Company

Mentor Graphics Subsidiaries

Mentor Graphics Development Services CJSC

Mentor Graphics (Ireland), Austria Branch

Mentor Graphics (Canada) Limited

Mentor Graphics (Schweiz) AG

Mentor Graphics (Shanghai) Electronic Technology Company Limited

Flomerics China

Mentor Graphics (Deutschland) GmbH

Mentor Graphics Development (Deutschland) GmbH

Nika GmbH

Flomerics Germany

Mentor Graphics Denmark, Branch of Scandinavia

Mentor Graphics (Ireland) Danish Branch

Mentor Graphics (Egypt)

Mentor Graphics (Espana) SA

Mentor Graphics (Finland) OY

Mentor Graphics (Ireland), Finnish Branch

Mentor Graphics (France) SARL

Meta Systems SARL

Mentor Graphics (Ireland), French Branch

Sierra Design Automation SARL

Flomerics France

Nika France Sarl

Mentor Graphics (UK) Limited

Mentor Graphics (Ireland), UK Branch

Accelerated Technology (UK) Limited

Next Device Limited

SpiraTech Limited

Flomerics Group PLC

Flomerics Limited

Mentor Graphics Magyarorszag Kft. (Hungary)

Volcano Hungary Kft.

MicReD Kft

Mentor Graphics (Ireland) Limited

Mentor Graphics (Holdings) Limited

Mentor Graphics Development (Ireland) Limited

Mentor Graphics Development Services Limited

Mentor Graphics (Israel) Limited

Mentor Graphics (India) Private Limited

Mentor Graphics (Sales and Services) Private Limited

Sierra Design Automation Private Limited

Flomerics India Private Limited

Mentor Italia S.R.L. Branch

Flomerics Italy

Flomerics Japan Limited

Mentor Graphics (Japan) Company Limited

KCC Japan

Mentor Korea Company, Limited

Mentor Graphics (Netherlands Antilles) N.V.

Mentor Graphics (Netherlands) B.V.

EverCAD International Corp. (BVI)

Veribest International Limited UK

Mentor Graphics Pakistan Development (Private) Limited

Mentor Graphics Polska Sp. Z.o.o.

Moscow Branch Office of Mentor Graphics Development Services Limited

Nika Software 000 (Russia)

Mentor Graphics (Scandinavia) AB

Mentor Graphics Ireland Limited, Filial Sweden

Volcano Communications Technologies AB (Sweden)

Flomerics Nordic AB

Mentor Graphics (Asia) Private Limited

Flomerics SE Asia Limited

Mentor Graphics (Ireland), Taiwan Branch

EverCAD Software Corporation

Flomerics Incorporated